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                                                                EXHIBIT 10.17

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT entered into as of the 1st day of August, 1999, by and among QUEPASA.COM, INC., a Nevada corporation (the "Company"), and ROBERT J. TAYLOR ("Taylor").

                                    RECITALS

         A. The Company and Taylor entered into an Employment Agreement dated February 23, 1999 and an Amended and Restated Employment Agreement dated May 10, 1999 (collectively, the "Employment Agreement") whereby the Company agreed to employ Taylor and Taylor accepted employment with the Company.

         B. The Company and Taylor desire to amend and restate the Employment Agreement in its entirety.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Employment Agreement is hereby amended and restated as follows:

         1. EMPLOYMENT. The Company hereby employs Taylor and Taylor hereby accepts employment with the Company as its Senior Vice President, Strategy and Operations and Assistant Secretary upon the terms and conditions hereinafter set forth. Taylor's employment shall not be deemed an "at will" employment.

         2. DUTIES. Taylor will serve the Company as its Senior Vice President, Strategy and Operations and Assistant Secretary and will faithfully and diligently perform the services and functions relating to such offices and positions or otherwise reasonably incident to such offices and positions, provided that all such services and functions will be reasonable and within Taylor's areas of expertise. Taylor's specific duties shall include those related to (i) organizational development and growth management; (ii) strategic operations planning and execution; (iii) strategy review and execution; (iv) supervision and management of Vice President, Business Development, Vice President, Marketing, Vice President, Sales and Vice President, Product Development; (v) [INCLUDE ASST SECRETARY DUTIES] and (vi) such other duties as the Company may reasonably direct. Taylor will, during the term of this Agreement (or any extension thereof), devote his time, attention, skills and best efforts as a full-time employee to the promotion of the business of the Company. Taylor will report directly to the Company's Chief Executive Officer.

         3. TERM. This Agreement and Taylor's employment shall commence on the 8th day of March, 1999 (the "Effective Date"), and shall continue for a term of three years (the "Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by mutual agreement among the Company and Taylor.
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         4. COMPENSATION. As compensation for the services rendered to the
Company under this Agreement, effective August 1, 1999, Taylor will be paid a base salary of $150,000 per year, payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the Board of Directors of the Company (the "Board") after a review of Taylor's performance of his duties hereunder.

         5. TERMINATION. This Agreement shall terminate upon the occurrence of any of the following events:

            a. The death of Taylor;

            b. The "Total Disability" (as hereinafter defined) of Taylor;

            c. Written notice to Taylor from the Company of termination for
               "Cause" (as hereinafter defined);

            d. The voluntary termination of this Agreement by Taylor upon 30 days prior written notice;

            e. The later of three years from the Effective Date of this
               Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

            f. 30 days prior written notice to Taylor from the Company for any reason without "Cause."

         "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve months duration or more where Taylor is unable to reasonably perform the duties he was performing for the Company immediately prior to such disability. The determination shall rest upon the opinion of the physician regularly attending Taylor. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Taylor, and Taylor hereby consents to such examination and to waive, if applicable any privilege between the physician and Taylor that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Taylor and the Company.

         "Cause" means (i) Taylor has failed to substantially perform his duties as reasonably determined by the Board, (ii) Taylor engages in poor performance that is not cured within thirty days after counseling by the Company, (iii) Taylor has failed to comply with the reasonable directives and policies of the Board, or (iv) Taylor breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Taylor's duties to the Company.


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         6. TERMINATION PAYMENT. In the event Taylor's employment by the Company is terminated without "Cause," the Company shall pay Taylor severance of $75,000 immediately upon the occurrence of such termination.

         7. STOCK OPTIONS. Subject to the approval of the Board, Taylor shall be granted options to purchase 150,000 shares of the Company's common stock (the "Options") pursuant to the Company's Amended and Restated 1998 Stock Option Plan (the "Plan"), 60,000 of which Options shall be exercisable at $8.00 per share (the "$8.00 Options"), 40,000 of which Options shall be exercisable at $10.00 per share (the "$10.00 Options") and 50,000 of which Options shall be exercisable at $13.75 per share (the "$13.75 Options"). The Options shall vest according to the following schedule:

            a. 50,000 of the $8.00 Options shall vest on the Effective Date;

            b. 20,000 of the $13.75 Options shall vest on August 1, 1999;

            c. 10,000 of the $8.00 Options and 6,666 of the $10.00 Options
               shall vest on March 8, 2000;

            d. 10,000 of the $13.75 Options shall vest on August 1, 2000;

            e. 16,667 of the $10.00 Options shall vest on March 8, 2001;

            f. 10,000 of the $13.75 Options shall vest on August 1, 2001;

            g. 16,667 of the $10.00 Options shall vest on March 8, 2002; and

            h. 10,000 of the $13.75 Options shall vest on August 1, 2002.

         In the event Taylor's employment is terminated by the Company for any reason other for "Cause," then all unexercised Options shall be automatically accelerated so that they will vest and be exercisable as to all shares covered thereby upon such termination and shall be exercisable for a period of ten years from the date of grant, notwithstanding anything to the contrary in this Section 6 or other provisions of this Agreement. In the event a transaction occurs constituting a Change of Control (as defined below), all unexercised Options shall be automatically accelerated so that they will vest and be exercisable as to all shares covered thereby immediately and without further action, notwithstanding anything to the contrary in this Section 6 or other provisions of this Agreement. A "Change of Control" is a transaction constituting (i) a sale of all or substantially all of the assets of the Company or (ii) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 30% of the outstanding voting stock of the Company. Except as otherwise specifically set forth herein, the Options shall be subject to the terms and conditions of the Plan.


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         8.  LOAN. The Company will loan to Taylor $20,000 (the "Loan"), to be disbursed on the Effective Date. The Loan shall be evidenced by a promissory note (the "Note") with interest payable at 10% per annum and with all principal and accrued but unpaid interest due one year from the Effective Date, if not sooner paid. The Company agrees that if Taylor has been employed by the Company for six continuous months from the Effective Date, 50% of the principal balance and accrued but unpaid interest shall be forgiven and, if Taylor has been employed by the Company for twelve continuous months, 100% of the remaining principal and accrued but unpaid interest shall be forgiven by the Company and the Note evidencing the Loan shall be canceled and deemed paid in full.

         9. BENEFITS. Taylor shall be entitled to participate in any Company benefits as they become available, if at all, and which are normal and customary Company benefits for executives of the Company. In addition, Taylor shall be entitled to the following benefits:

             (a) full coverage health insurance to be paid by the Company with a maximum premium not to exceed $350 per month;

             (b) at reasonable times and upon prior Company approval, Taylor shall be entitled to three weeks paid vacation per annum for each year employed during the term of this Agreement;

             (c) the Company will provide Taylor with a moving allowance of $15,000 to cover moving and related expenses in conjunction with relocation from his current residence to Phoenix, Arizona;

             (d) the Company will pay the temporary housing incurred by Taylor for a term not to exceed 90 days from the Effective Date;

             (e) the Company will reimburse Taylor for airfare and ground transportation costs incurred by either Taylor or his spouse (if Taylor remains in Phoenix over the weekend) in commuting from Chicago to Phoenix for a period not to exceed 90 days from the Effective Date; and

             (f) the Company will provide Taylor with a monthly car allowance equal to $500.

         10. EXPENSES. Taylor is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Taylor for all such expenses on the presentation by Taylor of itemized accounts of such expenditures in accordance with guidelines set forth by the Company and the Internal Revenue Service.

         11. NON-COMPETITION AND CONFIDENTIALITY.


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             a. Non-Competition. The Company and Taylor acknowledge and agree that Taylor's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Taylor agrees that during the term of this Agreement and either (a) for a period of two years in the event Taylor's employment is terminated for "Cause" or (b) for a period of six months in the event Taylor's employment is terminated without "Cause," Taylor will not
(i) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company for the purpose of causing them to leave the Company to take employment with any other business entity, or (ii) compete, directly or indirectly, with the Company in any way and that Taylor will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Taylor's employment or is engaged at the time of Taylor's termination of employment, except for the ownership of less than 5% of the outstanding capital stock of a publicly traded company.

             b. Confidentiality.

                (1) Taylor acknowledges that in Taylor's employment hereunder, Taylor will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Taylor acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Taylor agrees that during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Taylor shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Taylor as a result of the Taylor's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

                (2) All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Taylor, the services rendered by Taylor, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Taylor's employment under this Agreement for any reason whatsoever, Taylor shall return to the


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Company all Records (whether furnished by the Company or prepared by Taylor), and Taylor shall neither make nor retain any copies of any of such Records after such termination.

                (3) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Taylor while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Taylor's employment by the Company will be disclosed promptly by Taylor to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Taylor and covered by this
Section 11b(3) shall be deemed to be works for hire. Taylor shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

             c. Certain Claims Upon Termination. Taylor understands that if within one year prior to the termination of Taylor's employment with the Company, Taylor has either (i) committed an act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation, or breach of fiduciary duty against the Company or any other act of comparable misconduct against the Company; or (ii) breached any of his obligations under this Agreement, then the Company shall have the right to purchase any or all shares of Common Stock of the Company owned by Taylor at the time of such termination for a purchase price equal to the amount that Taylor paid for such shares, together with interest thereon at a rate of 10% per annum. If the Company desires to exercise such right, it shall notify Taylor within 60 days after the date of such termination and Taylor shall tender the shares being purchased by the Company at the time and place designated in such notice from the Company upon receipt of the purchase price for such shares. If Taylor fails to tender such shares, the shares shall be deemed to be canceled as of the date the Company tenders payment of the purchase price thereof.

             d. Enforceability. In the event of the breach of the covenants contained in this Section 11, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         It is hereby agreed that the provisions of this Section 11 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the


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Company notwithstanding any claim by Taylor that the Company has violated or breached this Agreement or any claim that Taylor is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Taylor represents and warrants to the Company that Section 11 of this Agreement is enforceable by the Company in accordance with its terms.

         The parties hereto agree that to the extent that any provision or portion of Section 11 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         12. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         13. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:


         If to the Company:     quepasa.com, inc.
                                One Arizona Center
                                400 E. Van Buren, Suite 400
                                Phoenix, AZ 85004
                                Attention: Gary L. Trujillo

         If to Taylor:          Robert J. Taylor
                                One Arizona Center
                                400 E. Van Buren, Suite 400
                                Phoenix, AZ 85004

         Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         14. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all


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prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         16. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         17. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         18. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 THE COMPANY:

                                 quepasa.com, inc.



                                 By: /s/ Gary L. Trujillo
                                     ------------------------------------------
                                     Gary L. Trujillo, Chairman/Chief Executive
                                     Officer


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                                 TAYLOR:

                                 /s/ Robert J. Taylor
                                 ----------------------------------------------


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